ARTHUR ANDERSEN LLP

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 31, 1997(except with respect to the matter discussed in Note 18, as to which the date is November 11, 1997), included in Precision Standard, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.

/s/Arthur Andersen LLP

Denver, Colorado
 November 24, 1997